Exhibit (99)(a)

Wells Fargo & Company

Supplementary Consolidating Financial Information

(Unaudited)

As of September 30, 2012 and For the Nine Months Ended September 30, 2012

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

Wells Fargo & Company

Supplementary Consolidating Income Statement Information (Unaudited)

	Nine months ended September 30, 2012
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Interest income
Trading assets	$213	806	1,019
Securities available for sale	5,609	592	6,201
Mortgages held for sale	834	578	1,412
Loans held for sale	38	-	38
Loans	24,328	3,127	27,455
Other interest income	1,035	(626)	409

Total interest income	32,057	4,477	36,534

Interest expense
Deposits	1,277	51	1,328
Short-term borrowings	61	(6)	55
Long-term debt	799	1,576	2,375
Other interest expense	108	81	189

Total interest expense	2,245	1,702	3,947

Net interest income	29,812	2,775	32,587
Provision for credit losses	4,204	1,182	5,386
Net interest income after provision for credit losses	25,608	1,593	27,201

Noninterest income
Service charges on deposit accounts	3,465	(32)	3,433
Trust and investment fees	1,831	6,860	8,691
Card fees	2,007	95	2,102
Other fees	2,861	465	3,326
Mortgage banking	8,586	(16)	8,570
Insurance	31	1,424	1,455
Net gains from trading activities	118	1,314	1,432
Net gains (losses) on debt securities available for sale	(84)	19	(65)
Net gains from equity investments	63	707	770
Operating leases	394	3	397
Other	2,835	(1,395)	1,440

Total noninterest income	22,107	9,444	31,551

Noninterest expense
Salaries	9,551	1,403	10,954
Commission and incentive compensation	3,244	3,895	7,139
Employee benefits	2,682	1,038	3,720
Equipment	1,442	84	1,526
Net occupancy	1,810	319	2,129
Core deposit and other intangibles	1,196	60	1,256
FDIC and other deposit assessments	1,011	38	1,049
Other	7,894	1,835	9,729

Total noninterest expense	28,830	8,672	37,502

Income before income tax expense	18,885	2,365	21,250
Income tax expense	6,693	486	7,179

Net income before noncontrolling interests	12,192	1,879	14,071
Less: Net income from noncontrolling interests	227	37	264

Net income	$11,965	1,842	13,807

Net income applicable to common stock	$11,965	1,177	13,142

Wells Fargo & Company

Supplementary Consolidating Statement of Comprehensive Income (Unaudited)

	Nine months ended September 30,2012
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Net income	$11,965	1,842	13,807

Other comprehensive income, net of tax:
Foreign currency translation adjustments	15	(22)	(7)
Securities available for sale	2,916	403	3,319
Derivatives and hedging activities	(155)	19	(136)
Defined benefit plans adjustment	(4)	62	58

Other comprehensive income, net of tax	2,772	462	3,234
Less: Other comprehensive income from noncontrolling interests	-	6	6

Wells Fargo other comprehensive income, net of tax	2,772	456	3,228

Wells Fargo comprehensive income	14,737	2,298	17,035
Comprehensive income from noncontrolling interests	227	43	270

Total comprehensive income	$14,964	2,341	17,305

Wells Fargo & Company

Supplementary Consolidating Balance Sheet Information (Unaudited)

	September 30, 2012
		Other
		subsidiaries
		and	Wells Fargo
(in millions)	The Bank	eliminations	Consolidated

Assets
Cash and due from banks	$16,931	55	16,986
Federal funds sold, securities purchased under resale agreements and other short-term investments	98,884	1,558	100,442
Trading assets	40,930	19,662	60,592
Securities available for sale	204,296	25,054	229,350
Mortgages held for sale	31,632	18,705	50,337
Loans held for sale	297	1	298

Loans	728,980	53,650	782,630
Allowance for loan losses	(14,500)	(2,885)	(17,385)

Net loans	714,480	50,765	765,245

Mortgage servicing rights:
Measured at fair value	11,192	(236)	10,956
Amortized	1,145	(1)	1,144
Premises and equipment, net	7,618	1,547	9,165
Goodwill	21,545	4,092	25,637
Other assets	69,846	34,717	104,563

Total assets	$1,218,796	155,919	1,374,715

Liabilities
Noninterest-bearing deposits	$237,065	31,926	268,991
Interest-bearing deposits	716,045	(32,797)	683,248

Total deposits	953,110	(871)	952,239
Short-term borrowings	31,852	20,105	51,957
Accrued expenses and other liabilities	58,714	24,945	83,659
Long-term debt	45,492	85,309	130,801

Total liabilities	1,089,168	129,488	1,218,656

Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	12,283	12,283
Common stock	519	8,586	9,105
Additional paid-in capital	99,518	(40,429)	59,089
Retained earnings	20,950	53,044	73,994
Cumulative other comprehensive income (loss)	7,541	(1,106)	6,435
Treasury stock	-	(5,186)	(5,186)
Unearned ESOP shares	-	(1,041)	(1,041)

Total stockholders’ equity	128,528	26,151	154,679
Noncontrolling interests	1,100	280	1,380

Total equity	129,628	26,431	156,059

Total liabilities and equity	$1,218,796	155,919	1,374,715

Wells Fargo & Company

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information (Unaudited)

	Nine months ended September 30, 2012
		Other
		subsidiaries
		and	Wells Fargo
(in millions)	The Bank	eliminations	Consolidated

Preferred stock
Balance, December 31, 2011	$-	11,431	11,431
Preferred stock issued to ESOP	-	940	940
Preferred stock converted to common shares	-	(838)	(838)
Preferred stock issued	-	750	750

Balance, September 30, 2012	-	12,283	12,283

Common stock
Balance, December 31, 2011	519	8,412	8,931
Issued/converted	-	174	174

Balance, September 30, 2012	519	8,586	9,105

Additional paid-in capital
Balance, December 31, 2011	99,326	(43,369)	55,957
Business combinations	(2)	2	-
Capital infusion	194	(194)	-
Noncontrolling interests	-	(6)	(6)
Common stock issued	-	1,867	1,867
Preferred stock issued to ESOP	-	88	88
Preferred stock released by ESOP	-	(75)	(75)
Preferred stock converted to common shares	-	797	797
Preferred stock issued	-	(8)	(8)
Common stock dividends	-	41	41
Tax benefit upon exercise of stock options	-	198	198
Stock incentive compensation expense	-	465	465
Common stock repurchased .	-	(150)	(150)
Net change in deferred compensation and related plans	-	(85)	(85)

Balance, September 30, 2012	99,518	(40,429)	59,089

Retained earnings
Balance, December 31, 2011	18,744	45,641	64,385
Cumulative effect from changes in accounting	2	-	2
Net income	11,966	1,841	13,807
Business combinations	(12)	12	-
Common stock dividends	(9,750)	6,209	(3,541)
Preferred stock dividends	-	(659)	(659)

Balance, September 30, 2012	20,950	53,044	73,994

Cumulative other comprehensive income
Balance, December 31, 2011	4,769	(1,562)	3,207
Other comprehensive income, net of tax	2,772	456	3,228

Balance, September 30, 2012	7,541	(1,106)	6,435

Treasury stock
Balance, December 31, 2011	-	(2,744)	(2,744)
Common stock repurchased	-	(2,447)	(2,447)
Net change in deferred compensation and related plans	-	5	5

Balance, September 30, 2012	-	(5,186)	(5,186)

Unearned ESOP shares
Balance, December 31, 2011	-	(926)	(926)
Preferred stock issued to ESOP	-	(1,028)	(1,028)
Preferred stock released by ESOP	-	913	913

Balance, September 30, 2012	-	(1,041)	(1,041)

Total Wells Fargo stockholders’ equity
Balance, December 31, 2011	123,358	16,883	140,241

Balance, September 30, 2012	128,528	26,151	154,679

Noncontrolling interests
Balance, December 31, 2011	1,133	313	1,446
Net income	227	37	264
Other comprehensive income, net of tax	-	6	6
Noncontrolling interests	(260)	(76)	(336)

Balance, September 30, 2012	1,100	280	1,380

Total stockholders’ equity, September 30, 2012	$129,628	26,431	156,059